SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2009

SINO PAYMENTS, INC.

(f.k.a. China Soaring, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-147493	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

212-214 Des Voeux Rd. Des Voeux Commercial Building, 12th Fl. Sheung Wan, Hong Kong
(Address of principal executive offices)
(852) 2544-0733
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, the “Company” and “Sino Payments” refer to Sino Payments, Inc.

Item 5.06

Change in Shell Company Status.

FORM 10 INFORMATION

ITEM 1. BUSINESS

We were incorporated in the State of Nevada on June 26, 2007. On November 26, 2008, China Soaring Inc. effected a name change to Sino Payments, Inc. Since inception, we incorporated the company, hired the attorney, and hired the auditor for the preparation of all quarterly and annual reports and we have made significant steps to develop and further our business plan, including creating our Global Processing Platform (“SinoPay GPP”) and establishing our website ww.sinopayments.com. We are a credit card processing and merchant acquiring services company that provides credit card clearing services to merchants and financial institutions in China. Sino Payments’ objective is to be a provider of IP (Internet Protocol) processing services in Asia to bankcard accepting merchants.

The Chinese market for credit cards, in terms of total credit card loans, is expected to grow over the next few years at a compounded annual rate of growth in of 88%, from US$300 million in 2003 through US$13.2 billion in 2009. Yet the transaction processing sector remains significantly underserved. Sino Payments will pursue merchants with large regional retail locations across Asia Pacific as potential customers of its’ IP and related credit card and debit card processing systems. No providers are currently dominant. Competitors are expected to include Chinese banks’ in-house solutions and their affiliated technical solution partners. Sino Payments expects to offer superior interoperability, a highly-efficient infrastructure and exceptional knowledge of the IP processing market throughout our SinoPay GPP platform, which when completed, will be fully-integratable, widely-deployed, and developed in conjunction with strategic partners. Sino Payments intends to deploy the most flexible and lowest-cost IP processing system in Asia with a focus on China, Hong Kong, Thailand, Philippines, Malaysia, Korea, and Japan.

Sino Payments’ strategy is to continue to market credit card processing services to retail merchants in targeted markets, offer its merchant acquiring base to selected banks, provide support using world-class technology platforms, and maximize strategic partnerships to accelerate market development. Our initial focus is on China and Hong Kong based multinational retailers with expansion into other Asian markets as we develop. Development objectives have been selected and an organization for executing on those objectives has been put in place.

The senior executives of Sino Payments are well-known and respected in the transaction processing industry throughout the Asia-Pacific region. The directors bring extensive international and public company experience to bear and have built an impressive track record of successful start-ups. As of the date hereof, the Company has completed the following:

On August 1, 2008, we completed a public offering whereby we sold 4,860,000 shares of common stock to 50 investors raising $81,000.

On May 27, 2009, we signed a Memorandum of Understanding with BCS Holdings, Inc., a California corporation (“BCS”) to cooperate in identifying and acquiring additional merchants in China and Asia. Sino Payments and BCS have undertaken to cooperate to develop a merchant sales and marketing program for Greater China and others in Asia by the end of 2009 on behalf of Sino Payments. BCS is a full service payment solutions provider for traditional and internet businesses, with strategic partnerships and alliances with Chase Paymentech, National Processing Company, First Data, Bank of America, Telecheck, Verifone, Discover Network, China UnionPay, JCB International Credit Card Co., Ltd. and United Commercial Bank.

On April 23, 2009, we completed our Global Processing Platform (“SinoPay GPP”) and we are currently in the process of deploying this solution in Shanghai to provide IP credit and debit card processing services to customers in China. This updated SinoPay GPP system will facilitate the processing of all credit card types (Visa/MC/AMEX/Diners/Discover/JCB) and will be integrated with China UnionPay to provide processing of UnionPay Debit cards in China. The SinoPay GPP can be deployed in any country to provide efficient IP processing of all credit card types and has been specifically designed for roll out around the region in Asia.

On April 29, 2009, we entered into a Service Agreement with PowerE2E China, a China corporation (“PowerE2E”) to provide credit and debit card processing services in China. The agreement is for card processing services for PowerE2E’s clients as well as directly for PowerE2E transactions. The first project is for an ecommerce client site and PowerE2E and Sino Payments are working on additional joint business development opportunities to provide service to PowerE2E’s existing customer base. The SinoPay GPP system is being deployed on site at PowerE2E’s Headquarter location in Shanghai.

Based on the foregoing, the Company believes that it has sufficient operations, and has made sufficient progress in implementing its business plan that we are no longer considered a shell company.

Our Strategy

We intend to provide credit and debit card processing services primarily to retail stores located in Asia. Our new CEO & Chairman, Matthew Mecke will be responsible for providing these services. We intend to target companies that maintain regional retail store operations in Asia. We intend to provide credit and debit card processing services to retailers such as large department stores, regional supermarket chains, and other retailers with a presence in multiple markets in Asia to specifically include China.

Regulatory Requirements

We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing coaching and consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

Marketing

Our services are promoted by Mr. Mecke. He will discuss our services with contacts he has established. We also anticipate utilizing several other marketing activities in our attempt to make our services known to corporations and attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations.

Revenue

Initially, we will generate revenue from three sources:

1.

Term Fee - By charging a fee for given services;

2.

Fixed Fee - By charging a fixed fee; and

3.

Transaction Fee - By charging a transaction fee for processing credit or debit card transactions.

We intend to develop and maintain a database of all our clients so that we can anticipate various needs and continuously build and expand our advisory services.   There is no assurance that we will be able to interest any retail store operators in our target market.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Network Security

We will, if successful, compile and maintain a large database of information relating to our merchants and their transactions. We intend to focus significant resources on maintaining a high level of security in order to protect the information of our merchants and their customers.

Competition

The payment processing industry is highly competitive. We compete with other providers of payment processing services on the basis of the following factors:

•

quality of service;

•

reliability of service;

•

ability to evaluate, undertake and manage risk;

•

speed in approving merchant applications; and,

•

price.

We will be competing with both small and large companies in providing payment processing and related services to a wide range of merchants. Our competitors sell their services either through a direct sales force, generally concentrating on larger accounts, or through Independent Sales Organizations, telemarketers or banks, generally concentrating on smaller accounts. There are a number of large payment processors, including First Data Corporation, Bank of America Corporation, Global Payments Inc., Fifth Third Bank, Chase Paymentech Solutions and Elavon, Inc., a subsidiary of U.S. Bancorp, that serve a broad market spectrum from large to small merchants; further, certain of these provide banking, ATM and other payment-related services and systems in addition to bank card payment processing. There are also a large number of smaller payment processors that provide various services to small- and medium-sized merchants.

Some of our competitors have substantially greater capital resources than we have and operate as subsidiaries of financial institutions or bank holding companies, which may allow them on a consolidated basis to own and conduct depository and other banking activities that we do not have the regulatory authority to own or conduct. Since they are affiliated with financial institutions or banks, these competitors do not incur the costs associated with being sponsored by a bank for registration with card networks and they can settle transactions quickly for their own merchants. We do not, however, currently contemplate acquiring or merging with a financial institution in order to increase our competitiveness.

Offices

Our offices are currently located at 212-214 Des Voeux Rd., Des Voeux Commercial Building, 12th Floor, Sheung Wan, Hong Kong and our telephone number is (852) 2544-0733. This is the rental office that we maintain where we sublet desk space, telephone, office services and space for computer equipment. As of the date of this filing, we have not sought to move or change our office site.

Employees; Identification of Certain Significant Employees

Matthew Mecke, our chief executive officer and director will be devoting approximately 60 hours a week of his time to our operations. We currently have no other employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.sinopayments.com, as soon as reasonably practicable after filing with the SEC. Certain materials relating to our corporate governance, including our senior financial officers’ code of ethics, are also available in the investor relations section of our website.

The information on the websites listed above, is not and should not be considered part of this Report on Form 10-K and is not incorporated by reference in this document. These websites are, and are only intended to be, inactive textual references.

Government Regulation

We are not currently subject to direct Chinese, federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

ITEM 1A.

RISK FACTORS

Risks Relating to Our Business

Unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise, could expose us to liability and protracted and costly litigation.

Our computer systems could be subject to penetration by hackers and we may be subject to liability, including claims for unauthorized purchases with misappropriated bank card information, impersonation or other similar fraud claims. We could also be subject to liability for claims relating to misuse of personal information, such as unauthorized marketing purposes.

We are subject to the business cycles and credit risk of our merchants, which could negatively impact our financial results.

A recessionary economic environment could have a negative impact on our merchants, which could, in turn, negatively impact our financial results, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our bank card processing volume, like restaurants. If our merchants make fewer sales of their products and services, we will have fewer transactions to process, resulting in lower revenue. In addition, we have a certain amount of fixed and semi-fixed costs, including rent, processing contractual minimums and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

The payment processing industry is highly competitive and we compete with certain firms that are larger and that have greater financial resources.

Such competition could increase, which would adversely influence our prices to merchants, and as a result, our operating margins. The market for payment processing services is highly competitive. Other providers of payment processing services have established a sizable market share in the small- and medium-size merchant processing sector.

We have potential liability for fraudulent bank card transactions initiated by merchants.

Merchant fraud occurs when a merchant knowingly uses a stolen or counterfeit bank card or card number to record a false sales transaction, processes an invalid bank card or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. We are working to establish systems and procedures designed to detect and reduce the impact of merchant fraud, but we cannot assure you that these measures are or will be effective. Failure to effectively manage risk and prevent fraud could increase our liability, such liability could have an adverse effect on our operating results and financial condition.

Current or future bank card network rules and practices could adversely affect our business.

The rules of the bank card networks are set by their boards, which may be strongly influenced by member banks, in some cases by the card issuers and some of those banks and issuers are our competitors with respect to these processing services. Many banks directly or indirectly sell processing services to merchants in direct competition with us. These banks could attempt, by virtue of their membership in the network, to alter the networks’ rules or policies to the detriment of non-members like us. The bank card networks or issuers who maintain our registrations or arrangements or the current bank card network or issuer rules allowing us to market and provide payment processing services may not remain in effect. Any changes in card network or issuer rules that limit our ability to provide payment processing services, could have an adverse effect on our bank card processing volumes, revenues or operating costs. In addition, if we were precluded from processing Visa and MasterCard bank card transactions, we would lose substantially all of our revenues.

Our systems and our third-party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We will depend on the efficient and uninterrupted operation of our computer network systems, software, data center and telecommunications networks, as well as the systems of third parties. Our systems and operations or those of our third-party providers could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in:

•

loss of revenues;

•

loss of merchants, although our contracts with merchants do not expressly provide a right to terminate for business interruptions;

•

loss of merchant and cardholder data;

•

harm to our business or reputation;

•

exposure to fraud losses or other liabilities;

•

negative publicity;

•

additional operating and development costs; and/or

•

diversion of technical and other resources.

If we lose key personnel or are unable to attract additional qualified personnel as we grow, our business could be adversely affected.

We are dependent upon the ability and experience of a number of our key personnel who have substantial experience with our operations, the rapidly changing payment processing industry and the selected markets in which we offer our services. It is possible that the loss of the services of one or a combination of our senior executives or key managers, particularly Matthew Mecke, our Chief Executive Officer, would have an adverse effect on our operations. Our success also depends on our ability to continue to attract, manage and retain other qualified middle management and technical and clerical personnel as we grow. We may not continue to attract or retain such personnel.

Governmental regulations designed to protect or limit access to consumer information could adversely affect our ability to effectively provide our services to merchants.

Governmental bodies in the United States and China, have adopted, or are considering the adoption of, laws and regulations restricting the transfer of, and safeguarding, non-public personal information. For example, in the United States, all financial institutions must undertake certain steps to ensure the privacy and security of consumer financial information.

We may need to raise additional funds to finance our future capital needs, which may prevent us from growing our business.

We may need to raise additional funds to finance our future capital needs including completing the developing new products and technology, and operating expenses. We may need additional financing earlier than we anticipate if we:

•

expand faster than our internally generated cash flow can support;

•

add new merchant accounts faster than expected;

•

need to reduce pricing in response to competition;

•

repurchase our common stock; or

•

acquire complementary products, businesses or technologies.

If we raise additional funds through the sale of equity securities, these transactions may dilute the value of our outstanding common stock. We may also decide to issue securities, including debt securities that have rights, preferences and privileges senior to our common stock. We may be unable to raise additional funds on terms favorable to us or at all. If financing is not available or is not available on acceptable terms, we may be unable to fund our future needs. This may prevent us from increasing our market share, capitalizing on new business opportunities or remaining competitive in our industry.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

technological innovations or new products and services by the Company or its competitors;

•

additions or departures of key personnel;

•

limited “public float” following the Reorganization , in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol SNPY.OB. However, there is limited trading activity and not currently a liquid trading market. There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained. Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline or could affect the Company’s ability to raise additional working capital.

If the Company’s current stockholders seek to sell substantial amounts of common stock in the public market either upon expiration of any required holding period under Rule 144 or pursuant to an effective registration statement, it could create a circumstance commonly referred to as “overhang,” in anticipation of which the market price of the Company’s common stock could fall substantially. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Company to raise additional financing in the future through sale of securities at a time and price that the Company deems acceptable.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 1B.

UNRESOLVED STAFF COMMENTS

None.

ITEM 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Plan of Operation

We believe with the completion of our placement, we can satisfy our cash requirements during the next 12 months. At this time, we intend to focus our research and development to upgrading our IP payment processing global platform as needed by our expanding list of potential customer projects. We expect to purchase 3-5 computer servers and related technology equipment. Further we do not expect significant changes in the number of employees. We have completed the public offering and our specific goal is to profitably provide credit and debit card processing services primarily to large multinational retail store groups located in Asia. We intend to accomplish the foregoing through the following milestones:

1.

We intend to contact companies through our website and by personal contact through Mr. Mecke our chief executive officer and director. Our website is completed. The website can be seen at www.sinopayments.com. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will seek to continually upgrading the website. As additional relationships are created, we intend to create a data basis of clients who we will attempt to interest in new programs. This promotion will ongoing through the life of our operations and has had some initial results over the last 60 days since inception.

2.

We intend to begin promoting our services through traditional sources such as business publications, letters, emails, flyers, and mailers. We also plan on attending credit and/or debit card processing and related conferences and shows. We intend on promoting our services to retailers to become users of our credit and debit card processing services. Initially we will aggressively court contacts provided by our president, Matthew Mecke. We believe that it will cost a minimum of $12,500 for our marketing campaign and further resources may have to be devoted to become a success. Marketing is an ongoing matter that will continue during the life of our operations.

3.

Within 90 days from the initial launch of our marketing program, we believe that we will begin generating fees from our ability to provide debit and credit card processing services.

In summary, we continue to implement our business plan and expect to be receiving orders in throughout 2009. We estimate that we will generate revenue 120 to 180 days after beginning operations. We have begun offering our credit and debit card processing services to potential clients. However, if we are unable to negotiate suitable terms with customers to enable us to provide credit and/or debit card processing services, or if we are unable to attract clients to use our credit and debit card processing services, we may have to suspend or cease operations. Additionally, if we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with merchants to allow us to provide credit and debit card processing services for fees. We may have to seek out additional equity financing to provide for the capital required to continue to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on June 26, 2007 to February 28, 2009

Our loss since inception is $124,480, all of which is for the general and administrative expenses. We have begun to establish our operations and have begun actively marketing our services to potential clients and related partners. We expect to further develop our operations and to sign initial customer agreements for provision of our services in early 2009. Since inception, we sold 39,000,000 shares of common stock to our former sole officer and director and three other persons for $130. On August 1, 2008 we completed our public offering. We sold 4,860,000 shares of common stock to 50 investors raising $81,000.

Liquidity and capital resources

As of the date of this report, we have yet to generate any revenues from our business operations. On August 7, 2007 we issued 30,000,000 restricted shares of common stock to Paul F. Manning our former sole officer and director in consideration of $100; 3,120,000 restricted shares of common stock to Bradley Miller in consideration of $10.40; 2,880,000 restricted shares of common stock to Moon Gate Ltd. in consideration of $9.60; and, 3,000,000 restricted shares of common stock to Greater Asia Capital Ltd. in consideration of $10.00, all pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. The foregoing was accounted for as sales of common stock.

On August 1, 2008 we completed our public offering a placement to 50 shareholders for 4,860,000 shares in consideration of $81,000.

On March 23, we filed a dividend with FINRA where by the Company issued an additional 2 shares for every share held as of March 23. The Record Date was March 23, 2009 and the Effective date was March 26, 2009. The Company issued a total of 29,240,000 shares as a result of this dividend to shareholders of record on the Record Date March 23, 2009. This brings the total number of shares issued by the Company to 43,860,000 shares as of April 20, 2009. The dividend has been accounted for as a stock split.

Use of Proceeds

On November 28, 2007, the SEC declared our Form SB-2 registration statement effective (SEC Filing No. 333-147493), permitting us to sell up to 3,000,000 shares of common stock at an offering price of $0.05 per share. There was no underwriter involved in our public offering. On August 1, 2008, we completed our public offering by selling 4,860,000 shares of common stock to 50 individuals and raised $81,000. Since then we have spent the proceeds as follows:

Hiring of Web Development firm and completion of website	$1,150
Repayment of loan to Glenn Henricksen	$35,231
Administrative expenses	$10,000
Hong Kong office setup	$3,500
Purchase of Computer Network in Hong Kong	$1,500
Total	$51,381

As of the closing of our $81,000 offering on August 1, 2008, we have changed the name of our Company to Sino Payments, Inc. to reflect the change in our Company’s business to that of providing debit and credit card processing services to retailers throughout Asia.

Operative Agreements

On May 27, 2009, we signed a Memorandum of Understanding with BCS Holdings, Inc., a California corporation (“BCS”) to cooperate in identifying and acquiring additional merchants in China and Asia. Sino Payments and BCS have undertaken to cooperate to develop a merchant sales and marketing program for Greater China and other in Asia by the end of 2009 on behalf of Sino Payments. BCS is a full service payment solutions provider for traditional and internet businesses, with strategic partnerships and alliances with Chase Paymentech, National Processing Company, First Data, Bank of America, Telecheck, Verifone, Discover Network, China UnionPay, JCB International Credit Card Co., Ltd. and United Commercial Bank.

On April 23, 2009, we completed our Global Processing Platform (“SinoPay GPP”) and we are currently in the process of deploying this solution in Shanghai to provide IP credit and debit card processing services to customers in China. This updated SinoPay GPP system will facilitate the processing of all credit card types (Visa/MC/AMEX/Diners/Discover/JCB) and will be integrated with China UnionPay to provide processing of UnionPay Debit cards in China. The SinoPay GPP can be deployed in any country to provide efficient IP processing of all credit card types and has been specifically designed for roll out around the region in Asia.

On April 29, 2009, we entered into a Service Agreement with PowerE2E China, a China corporation (“PowerE2E”) to provide credit and debit card processing services in China. The agreement is for card processing services for PowerE2E’s clients as well as directly for PowerE2E transactions. The first project is for an ecommerce client site and PowerE2E and Sino Payments are working on additional joint business development opportunities to provide service to PowerE2E’s existing customer base. The SinoPay GPP system is being deployed on site at PowerE2E’s Headquarter location in Shanghai.

As a result of these and other ongoing marketing and sales efforts, we hope to have initial customer client contracts in the near future and will use these funds to support our administrative, sales, and R&D efforts. We do anticipate adding some programming staff in the near future but we prefer to keep the organization lean and utilize consulting agreements on both short and long term periods whenever possible. Other than these costs, we will attempt to keep our cost base in line with our ability to receive funds from customer contracts going forward.

In addition to setting up our offices in Hong Kong, we also completed an arrangement for the hosting of servers for the purpose of creating an R&D and testing network for our IP payment processing hub from the servers located in our offices in Hong Kong. We have installed an initial server and plan to upgrade the cluster in Q1 2009 and to increase the dedicated data lines to that network to enhance our ability to remotely update and manage this R&D and testing computer network cluster.

As of February 28, 2009, our total assets were $3,105 and our total liabilities were $46,455. As of February 28, 2009, we had cash of $1,170.

ITEM 3.

PROPERTIES

We do not own any real estate. Our offices are currently located at 212-214 Des Voeux Rd., Des Voeux Commercial Building, 12th Floor, Sheung Wan, Hong Kong and our telephone number is (852) 2544-0733. This is the rental office that we maintain where we sublet desk space, telephone, office services and space for computer equipment. As of the date of this filing, we have not sought to move or change our office site.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Report by (i) each of our directors, (ii) each of our officers named in the Summary Compensation Table, (iii) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

The percentage of ownership set forth below reflects each holder's ownership interest in the 43,860,000 shares of our common stock outstanding as of May 18, 2009.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants	Total	Percent
China Wave Limited (1)	3,154,000	0	3,154,000	7.2%
Greater Asia Capital Limited (2)	2,500,000	0	2,500,000	5.7%
Kellwood Group Limited (3)	16,960,000	0	19,960,000	38.66%
Moon Gate Limited (4)	3,480,000	0	3,480,000	7.93%
Matthew Mecke (5)	0	0	0	0%
Anthony Robinson (5)	0	0	0	0%
Paul Manning (5)	0	0	0	0%

All executive officers and directors as a
group (3 persons)		0	0	0%

Cede & Co (6)	4,560,000	0	4,560,000	10.4%

(1)	Sole Owner/Director of China Wave Limited is Xia Jin Ping (Chinese)
(2)	Sole Owner/Director of Greater Asia Capital Limited is Jenny Wang (Chinese)
(3)	Sole Owner/Director of Kellwood Group Limited is David Fiddes (Canadian)
(4)	Sole Owner/Director of Moon Gate Limited is Karen Chen (Chinese)
(5)	Director.
(6)	Owner of 5% or more of our common stock.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents information with respect to our officers, directors and significant employees as of the date of this Report:

Name	Age	Position
Mathew Mecke	39	Director, Chief Executive Officer & President

Anthony Robinson	44	Director

Paul Manning	43	Director, Secretary & Treasurer

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Biographical Information Regarding Officers and Directors

Matthew Mecke. Prior to his appointment as Chairman and CEO of Sino Payments Matthew Mecke was a member of the board of directors of Sino Fibre Communications, Inc. (OTCBB: SFBE) based in China and Hong Kong starting in January 2006. Mr. Mecke also served as president, principal executive officer of Sino Fibre Communications from January 2006 to October 2007 and as chairman of board of directors from January 2006 to December 2007. From October 2003 to January 2006, Mr. Mecke was a founder, vice chairman, president, and CEO of Asia Payment Systems (OTCBB: APYM). From October 1998 to July 1999, Mr. Mecke was a co-founder and served as Senior Vice President, Systems and Product Development for First Ecom.com (NASD: FECC), an international e-commerce payment gateway pioneer based in Hong Kong which linked e-commerce merchants with offshore back-end transaction processing systems. From April 1994 to July 1998, Mr. Mecke was an employee of First Data Corp. (formerly NYSE: FDC) in the United States and Hong Kong. Mr. Mecke was responsible for middle management of retail card system operations. In the late 1990s, Mr. Mecke was a management executive of First Data Asia in Hong Kong, where his responsibilities included strategic planning, new business development, e-commerce applications and pricing.

Anthony Robinson. As of November 2008, Anthony Robinson has been the Managing Director of BiField Business Resources, Ltd., a Business Development Boutique focusing on developing local strategy for foreign companies entering China, and trading and sourcing of raw materials. Anthony works closely with foreign multinationals which are entering the China market, as well as Hedge Funds and investment companies trading with China's industrial and financial core. In February 2004, Anthony established BiField Business Resources, Ltd. in Hong Kong to reflect the company’s China-focus. It has a representative office in Shanghai. From April 2003 to January 2004, Anthony was the New Business Development manager of China Strategic, Ltd., another Hong Kong-based consulting company, and was stationed in Shanghai.

Paul F. Manning. Since June 26, 2007, Mr. Manning has been our president, chief executive officer, secretary/treasurer, chief financial officer, principal accounting officer and the sole member of the board of directors. From March 2002 to June 2007, Mr. Manning was project manager and card services consultant for Cardtrend International Inc. formerly Asia Payment Systems, Inc., a corporation that files reports with the SEC pursuant to section 13 of the Securities Exchange Act of 1934 and is traded on the Pink Sheets under the symbol CDTR. During Mr. Manning’s employment at Cardtrend, Cardtrend was engaged in the business of implementing a credit card transaction operation in China. Other than our board of directors, Mr. Manning has not been a member of the board of directors of any corporations during the last five years. Mr. Manning holds the degree of Bachelor of Science in mathematics and economics from the University of Rhode Island. Mr. Manning was granted his degree in Applied Mathematics and Applied Economics.

Compliance With Section 16(a) Of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we received, we believe that during the fiscal year ended December 31, 2008 all such filing requirements applicable to our officers and directors were complied with,

Audit Committee.

The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Mr. Matthew Mecke is the board of director’s financial expert to be considered upon the formation of the audit committee.

Compensation Committee.

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Code of Ethics

We adopted a code of ethics in December of 2008. This policy will serve as guidelines in helping employee to conduct our business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning, of the law, the policies and the Values. It is expected that employee will use common sense, good judgment, high ethical standards and integrity in all their business dealings.

ITEM 6. EXECUTIVE COMPENSATION

Compensation of Officers

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officers and other executives for the most recent three years is as follows:

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Matthew Mecke (1) Chief Executive Officer and President	2009 2008 2007	4,000 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Paul Manning, (2) Director, Secretary & Treasurer	2009 2008 2007	8,000 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Anthony Robinson, (3) Director	2009 2008 2007	8,000 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)

Mr. Mecke receives compensation of $4,000USD per month, with such payments commencing in January 2009.

(2)

Mr. Manning receives compensation of $8,000.00 Hong Kong Dollars per month, with such payments commencing in January 2009. Based on the current exchange ratio this amount represents approximately $1,025.64USD (the exchange ratio used in this example is based on the currency exchange ratio on June 3, 2009 and is subject to normal fluctuations and adjustments).

(3)

Mr. Robinson receives compensation of $8,000.00 Hong Kong Dollars per month, with such payments commencing in January 2009. Based on the current exchange ratio this amount represents approximately $1,025.64USD (the exchange ratio used in this example is based on the currency exchange ratio on June 3, 2009 and is subject to normal fluctuations and adjustments).

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors' Compensation

The persons who served as members of our board of directors, including executive officers did not receive any compensation for services as director for 2008.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

None.

ITEM 8.

LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since October 29, 2008 originally we traded under the symbol “CHIJ.OB.” On December 16, 2008, we began trading under our current symbol of “SNPY.OB.” Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock as reported on the OTC Bulletin Board for the periods indicated.

First Quarter 2009
First Quarter	0.14	0.03

Information for the periods referenced above has been furnished by the OTC Bulletin Board. The quotations furnished by the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions.

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Indemnification of Directors and Officers

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Trading Information

The Company’s common stock is currently approved for quotation on the OTCBB under the symbol “SNPY.OB,” but there is currently no liquid trading market for the Company’s common stock. The transfer agent for our common stock is Worldwide Stock Transfer, LLC 433 Hackensack Ave, Level – L Hackensack, NJ 07601, Telephone (201) 820-2008.

Holders

As of May 18, 2009, we had thirty-four stockholders of record.

Dividends

We have never declared or paid cash dividends. There are currently no restrictions which limit our ability to pay dividends in the future.

Purchases of Equity Securities by the Company and Affiliated Purchasers

None.

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Securities authorized for issuance under equity compensation plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

On August 8, 2007, we issued a total of 10,000,000 shares of restricted common stock to Paul F. Manning, our sole officer and director in consideration of $100 cash. Mr. Manning originally agreed to provide us space in his apartment in China for a consideration of rental payments of $50 per month. Subsequently, upon agreement, Mr. Manning was paid a consulting fee of $1,437 for all his services to the company including the space in his apartment used for China Soaring activities.

Upon the rental of the company’s offices on July 1, 2008 at 212-214 Des Voeux Rd., Des Voeux Commercial Building 12th Floor, Sheung Wan, Hong Kong, the space provided by Mr. Manning was no longer needed for the operations of China Soaring and no further obligations to Mr. Manning from the Company with regard to this space will continue.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in its best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Quarterly and Annual Reports as filed with the Securities and Exchange Commission.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through May 29, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibits are filed with this Current Report on Form 8-K:

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation.	SB-2	11-19-07	3.1

3.2	Bylaws.	SB-2	11-19-07	3.2

4.1	Specimen Stock Certificate.	SB-2	11-19-07	4.1

14.1	Code of Ethics.	10-K	12-16-08	14.1

10.1	Memorandum of Understanding between the Company and BCS Holdings, Inc.				X

10.2	Services Agreement between the Company and PowerE2E China.				X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2009

SINO PAYMENTS, INC.

By: /s/ Matthew Mecke

Mathew Mecke, CEO